UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2020

Jason Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36051	46-2888322
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

833 East Michigan Street, Suite 900 Milwaukee, Wisconsin	53202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 277-9300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, Jason Incorporated (the “Borrower”), a subsidiary of Jason Industries, Inc. (the “Company”), and certain of the Company’s other subsidiaries, previously entered into a forbearance agreement (as amended and restated prior to the date hereof, the “Forbearance Agreement”) with certain lenders (the “Forbearing Lenders”) under the Borrower’s First Lien Credit Agreement, originally dated as of June 30, 2014. The Forbearance (as defined in the Forbearance Agreement) under the Forbearance Agreement was set to expire on June 3, 2020. On June 3, 2020, the Borrower, the Forbearing Lenders and the other parties thereto amended and restated the Forbearance Agreement to extend the Forbearance thereunder from June 3, 2020 to June 5, 2020. The other terms of the Forbearance Agreement remain unchanged.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.  Description
10  Fourth Amended and Restated Forbearance Agreement, dated June 3, 2020, by and among Jason Incorporated, the Guarantors party thereto and the Forbearing Lenders party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JASON INDUSTRIES, INC.

By: /s/ Chad M. Paris
Name: Chad M. Paris
Title: Senior Vice President and Chief Financial Officer

Date: June 3, 2020